Exhibit 99.1     FFIC June 2005 Earnings Press Release.

CONTACT:

David W. Fry	Van Negris / Lexi Terrero
Senior Vice President, Treasurer	Van Negris & Company, Inc.
and Chief Financial Officer	(212) 759-0290

Flushing Financial Corporation

(718) 961-5400

FOR IMMEDIATE RELEASE

FLUSHING FINANCIAL CORPORATION REPORTS

2005 SECOND QUARTER AND FIRST HALF RESULTS

FLUSHING, NY - July 19, 2005 - Flushing Financial Corporation (Nasdaq: FFIC), the parent holding company for Flushing Savings Bank, FSB (the “Bank”), today announced its financial results for the three and six months ended June 30, 2005.

For the second quarter ended June 30, 2005, diluted earnings per share were $0.33, a decrease of $0.01, or 2.9 percent, from the $0.34 earned in the comparable quarter a year ago. Net income for the second quarter of 2005 was $5.9 million, a decrease of $0.2 million, or 3.1 percent, from $6.1 million for the comparable quarter a year ago.

For the first half of 2005, diluted earnings per share were $0.66, an increase of $0.04, or 6.5 percent from the $0.62 earned in the first half of 2004. Net income for the first half of 2005 was $11.9 million, an increase of $0.5 million, or 4.8 percent, from the $11.3 million earned in the first half of 2004. This increase is primarily the result of an adjustment recorded during the first quarter of 2004 related to compensation expense for certain of the Company's restricted stock awards and supplemental retirement benefits. This adjustment, which related to prior periods, was a charge to earnings in the first quarter of 2004 of $1.1 million, $0.7 million on an after-tax basis or $0.04 per diluted share.

John R. Buran, President and Chief Executive Officer stated: “Despite a challenging interest rate environment, we were able to increase net interest income over the same quarter of last year. Increased non-interest income further improved the revenue picture for the quarter. These gains were more than offset as we incurred additional expenses versus the second quarter of last year, some of which are expected to provide an expense benefit in future years with the anticipation of the required expensing of stock options.

“Since the end of 2004, we have seen the overnight interest rate increase 100 basis points, while longer-term rates have remained at the same levels or declined. We have faced this challenging environment by continuing to implement the key initiatives of our strategic plan. Loan volume increased 32.9 percent, with loan originations totaling $323.6 million in the first half of 2005, compared to $243.5 million in the same six month period of 2004. Our loan origination efforts remain focused on higher yielding niche loans, as we originated $230.6 million of multi-family residential and one-to-four family mixed-use property mortgage loans. We have at the same time continued to grow our commercial real estate loan portfolio, originating $56.5 million during the first half of 2005. At June 30, 2005, loans in process totaled $222.5 million, compared to $170.0 million at December 31, 2004 and $208.4 million at June 30, 2004.

“Competition for deposits in our market has increased from that seen in the past several years. Financial institutions which had not been actively marketing their deposit products for several years began marketing campaigns to attract deposits. Despite this increased competition, customer deposits increased $28.5 million during the first half of 2005, with virtually all of the increase coming in this quarter.

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Flushing Financial Corporation

July 19, 2005

Page Two

“Total assets increased $180.9 million, or 8.8 percent, to $2,239.0 million, with the loan portfolio increasing $216.7 million, or 14.3 percent. We continue to maintain strong asset quality. The growth in the loan portfolio was funded with deposit growth, reductions in the securities portfolio and borrowings from the Federal Home Loan Bank of New York.

“Net interest income increased by $0.8 million, or 2.3 percent, which was the result of the growth in our loan portfolio during the first half of 2005 compared to the first half of 2004. This growth has been achieved while facing a challenging interest rate environment. Short-term rates have been increasing for the past year, while longer-term rates have not increased at the same rate. This has put increased pressure on our net interest margin. This resulted in our achieving a net interest margin of 3.36 percent for the first half of 2005, as compared to 3.54 percent for the same period in 2004. Our continued focus on the origination of higher yielding mortgage loan products has allowed us to maintain a higher return on our mortgage loan portfolio than we would have otherwise experienced. At the same time, we continued to focus on attracting lower cost deposits.

“We have been able to continue to grow our asset size while maintaining our strong capital position and focusing on other shareholder value initiatives. In the first half of 2005, we paid our shareholders dividends totaling $0.20 per common share, which is an increase of 17.6 percent compared to the first half of 2004.

“Our commitment is to continue the expansion of the financial services we offer to our customers, through structured and orderly growth, while building a strong branch franchise in the multicultural communities we serve. We plan to remain focused on the origination of higher-yielding one-to-four family mixed-use property mortgage loans, multi-family residential mortgage loans, and commercial real estate loans.

“As always, optimizing our shareholders’ return on their investment is a goal we strive for every day.”

Earnings Summary - Three Months Ended June 30, 2005

Net interest income for the three months ended June 30, 2005 increased $0.3 million, or 1.8 percent, to $17.2 million from $16.9 million for the three months ended June 30, 2004. The increase in net interest income is primarily attributed to the growth in the average balance of interest-earning assets, which increased $168.2 million to $2,076.6 million, as the net interest spread decreased 26 basis points to 3.10 percent for the quarter ended June 30, 2005 from 3.36 percent for the same period in 2004. The yield on interest-earning assets increased six basis points to 6.26 percent for the three months ended June 30, 2005 from 6.20 percent in the three months ended June 30, 2004. At the same time, the cost of funds increased 32 basis points to 3.16 percent for the three months ended June 30, 2005 from 2.84 percent for the three months ended June 30, 2004. The increase in the yield of interest-earning assets is primarily due to the increase of $309.6 million in the average balance of the loan portfolio to $1,669.9 million, combined with a $131.4 million decrease in the average balance of the lower-yielding securities portfolio. However, the yield on the mortgage loan portfolio decreased 38 basis points from the three months ended June 30, 2004 to 6.77 percent for the three months ended June 30, 2005. This decline reflects the effect of the high refinancing activity that had occurred during the previous three years. The Bank’s existing borrowers had been refinancing their higher costing mortgage loans at the then current lower rates, which has resulted in a decrease in the yield of the mortgage portfolio. This decrease was partially offset by prepayment penalties that have been collected. In an effort to increase the yield on interest-earning assets, we have shifted funds from the lower-yielding securities portfolio to the higher-yielding mortgage loan portfolio. The increase in the cost of interest-bearing liabilities was attributed to an increase in the average balance of certificates of deposit and borrowed funds of $101.7 million and $84.3 million, respectively, combined with a 39 basis point increase in the cost of borrowed funds. The net interest margin decreased 22 basis points to 3.31 percent for the three months ended June 30, 2005 from 3.53 percent for the three months ended June 30, 2004. Excluding prepayment penalty income, the net interest margin would have been 3.11 percent and 3.30 percent for the three month periods ended June 30, 2005 and 2004, respectively.

Non-interest income increased $0.2 million for the three months ended June 30, 2005 to $1.9 million, as compared to $1.6 million for the quarter ended June 30, 2004. This was primarily attributed to an increase of $0.2 million in dividends on Federal Home Loan Bank of New York (“FHLB-NY”) stock.

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Flushing Financial Corporation

July 19, 2005

Page Three

Non-interest expense was $9.4 million for the three months ended June 30, 2005, an increase of $0.9 million, or 10.0 percent, from $8.5 million for the three months ended June 30, 2004. The increase from the prior year period is primarily attributed to increases of: $0.2 million in occupancy and equipment primarily due to the relocation of the Bank’s headquarters in the third quarter of 2004 and non-recurring maintenance and repairs in the current period; $0.1 million in employee benefit expenses; $0.2 million for the cost of certain restricted stock unit awards granted in the current period as the participants have no risk of forfeiture; $0.1 million in board of director fees due to the increase in the size of the board of directors and the number of meetings; $0.1 million of non-recurring expenditures related to the retirement of the Company’s President. The increased cost of restricted stock units in the current period compared to the prior period is due to the increased level of these awards to non-employee directors. The 2005 Omnibus Incentive Plan, approved at the annual stockholders meeting, increased annual grants to each non-employee director to 3,600 restricted stock units, while eliminating grants of stock options for non-employee directors. This will provide an expense benefit in future years when we will be required to expense stock option grants. Management continues to monitor expenditures resulting in efficiency ratios of 49.2 percent and 46.0 percent for three-month periods ended June 30, 2005 and 2004, respectively.

Net income for the three months ended June 30, 2005 was $5.9 million, a decrease of $0.2 million from the three months ended June 30, 2004. Diluted earnings per share decreased 2.9 percent to $0.33 per share for the three months ended June 30, 2005 from $0.34 per share for the three months ended June 30, 2004.

Return on average equity was 14.5 percent for the three months ended June 30, 2005 compared to 16.2 percent for the three months ended June 30, 2004. Return on average assets was 1.1 percent for the three months ended June 30, 2005 compared to 1.2 percent for the three months ended June 30, 2004.

Earnings Summary - Six Months Ended June 30, 2005

Net interest income for the six months ended June 30, 2005 increased $0.8 million, or 2.3 percent, to $34.0 million from $33.3 million for the six months ended June 30, 2004. The increase in net interest income is primarily attributed to the growth in the average balance of interest-earning assets, which increased $144.3 million to $2,025.5 million, as the net interest spread decreased 21 basis points to 3.16 percent for the six months ended June 30, 2005 from 3.37 percent for the same period in 2004. The yield on interest-earning assets was 6.24 percent for each of the six-month periods ended June 30, 2005 and 2004. At the same time, the cost of funds increased 21 basis points to 3.08 percent for the six months ended June 30, 2005 from 2.87 percent for the six months ended June 30, 2004. The yield of interest-earning assets remained unchanged due to an increase of $278.4 million in the average balance of the higher-yielding loan portfolio to $1,607.9 million from $1,329.5 million for the six months ended June 30, 2004, combined with a decline of $120.2 million in the average balance of the lower-yielding securities portfolio. The yield on the mortgage loan portfolio declined 42 basis points to 6.79 percent for the six months ended June 30, 2005 from 7.21 percent for the six months ended June 30, 2004. This decline reflects the effect of the high refinancing activity that had occurred during the previous three years. The Bank’s existing borrowers had been refinancing their higher costing mortgage loans at the current lower rates, which has resulted in a decrease in the yield on the mortgage portfolio. This decrease was partially offset by prepayment penalties that have been collected. In an effort to increase the yield on interest-earning assets, we have shifted funds from the lower-yielding securities portfolio into the higher-yielding mortgage loan portfolio. The increase in the cost of interest-bearing liabilities was attributed to an increase in the average balance of certificates of deposit and borrowed funds of $105.2 million and $54.3 million, respectively, combined with a 27 basis point increase in the cost of borrowed funds. The net interest margin decreased 18 basis points to 3.36 percent for the six months ended June 30, 2005 from 3.54 percent for the six months ended June 30, 2004. Excluding prepayment penalty income, the net interest margin would have been 3.17 percent and 3.32 percent for the six month periods ended June 30, 2005 and 2004, respectively.

Non-interest income increased by $0.3 million to $3.4 million for the six months ended June 30, 2005, as compared to $3.1 million for same period in 2004. This was primarily attributed to an increase of $0.2 million in dividends on Federal Home Loan Bank of New York (“FHLB-NY”) stock.

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Flushing Financial Corporation

July 19, 2005

Page Four

Non-interest expense was $18.0 million for the six months ended June 30, 2005, an increase of $0.2 million, or 0.9 percent, from $17.8 million for the six months ended June 30, 2004. The increase from the prior year period is attributed to increases of: $0.3 million in occupancy and equipment and $0.1 million in depreciation primarily due to the relocation of the Bank’s headquarters in the third quarter of 2004 and non-recurring maintenance and repairs in the current period; $0.2 million in employee benefit expenses; $0.2 million for the cost of certain restricted stock unit awards granted in the current period as the participants have no risk of forfeiture; $0.1 million in board of director fees due to the increase in the size of the board of directors and the number of meetings; $0.1 million in professional fees related to the initial compliance with the Sarbanes-Oxley Act; and $0.1 million of non-recurring expenditures related to the retirement of the Company’s President. The increased cost of restricted stock units in the current period compared to the prior period is due to the increased level of the awards to non-employee directors. The 2005 Omnibus Incentive Plan, approved at the annual stockholders meeting, increased annual grants to each non-employee director to 3,600 restricted stock units, while eliminating grants of stock options for non-employee directors. This will provide an expense benefit in future years when we will be required to expense stock option grants. These increases were offset by decreases in salaries and employee benefits and other operating expenses of $0.9 million and $0.2 million, respectively, due to the 2004 adjustment to amortization of compensation expense for certain of the Company’s restricted stock awards and supplemental retirement benefits. Management continues to monitor expenditures resulting in efficiency ratios of 48.0 percent and 48.9 percent for six-month periods ended June 30, 2005 and 2004, respectively.

Net income for the six months ended June 30, 2005 was $11.9 million, an increase of $0.5 million from $11.3 million for the six months ended June 30, 2004. Diluted earnings per share increased 6.5 percent to $0.66 per share for the six months ended June 30, 2005 from $0.62 per share for the six months ended June 30, 2004.

Return on average equity was 14.8 percent for the six months ended June 30, 2005 compared to 15.2 percent for the six months ended June 30, 2004. Return on average assets was 1.1 percent for the six months ended June 30, 2005 compared to 1.1 percent for the six months ended June 30, 2004.

Balance Sheet Summary

At June 30, 2005, total assets were $2,239.0 million, an increase of $180.9 million from $2,058.0 million at December 31, 2004. Total loans, net increased $216.7 million during the first half of 2005 to $1,733.2 million from $1,516.5 million at December 31, 2004. At June 30, 2005, loans in process totaled $222.5 million, compared to $170.0 million at December 31, 2004 and $208.4 million at June 30, 2004.

The following table shows loan originations and purchases for the period indicated.

	For the three months		For the six months
	ended June 30,		ended June 30,
(In thousands)	2005	2004	2005	2004
Multi-family residential	$62,921	$53,048	$136,844	$100,005
Commercial real estate	32,171	20,661	56,497	48,948
One-to-four family – mixed-use property	56,133	35,287	93,798	67,732
One-to-four family – residential	5,302	6,759	7,424	8,242
Construction	9,369	4,873	16,354	10,317
Co-operative apartments	-	122	-	227
Commercial business and other loans	8,810	5,290	12,716	8,022
Total	$174,706	$126,040	$323,633	$243,493

As the Company continues to increase its loan portfolio, management continues to adhere to the Bank’s strict underwriting standards. As a result, the Company has been able to minimize charge-offs of losses from impaired loans and maintain asset quality. Non-performing assets were $1.6 million at June 30, 2005 compared to $0.9 million at December 31, 2004 and $4.3 million at June 30, 2004. Total non-performing

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Flushing Financial Corporation

July 19, 2005

Page Five

assets as a percentage of total assets was 0.07 percent at June 30, 2005 compared to 0.04 percent at December 31, 2004 and 0.21 percent at June 30, 2004. The ratio of allowance for loan losses to total non-performing loans was 414 percent at June 30, 2005 compared to 717 percent at December 31, 2004 and 152 percent at June 30, 2004.

During the six months ended June 30, 2005, mortgage-backed securities decreased $44.3 million to $351.3 million, while other securities decreased $1.0 million to $39.1 million. As funds became available from principal reductions on the securities portfolio during the first half of 2005, they have been reinvested in higher yielding loans. Other securities primarily consists of securities issued by government agencies and mutual or bond funds that invest in government and government agency securities.

Total liabilities were $2,070.3 million at June 30, 2005, an increase of $173.0 million from December 31, 2004. During the six months ended June 30, 2005, due to depositors increased $28.5 million to $1,304.8 million, primarily as a result of increased marketing to attract deposits in this highly competitive market. Certificate of deposit accounts increased $22.5 million, while lower-costing deposits increased $5.9 million. Borrowed funds increased $138.0 million during the six months ended June 30, 2005 to partially fund the growth in the loan portfolio. Mortgagors’ escrow deposits increased $5.4 million during the six months ended June 30, 2005.

Total stockholders’ equity increased $8.0 million to $168.6 million at June 30, 2005, from $160.7 million at December 31, 2004. Net income of $11.9 million for the six months ended June 30, 2005 was partially offset by $2.4 million in treasury shares purchased through the Company’s stock repurchase program, a net after tax decrease of $0.8 million on the market value of securities available for sale, and $3.5 million of cash dividends paid. The exercise of stock options increased stockholders’ equity by $1.7 million, including the income tax benefit realized by the Company upon the exercise of the options. Book value per share was $8.75 at June 30, 2005 compared to $8.35 per share at December 31, 2004 and $7.80 per share at June 30, 2004.

Under its current stock repurchase program, the Company repurchased 133,000 shares during the six months ended June 30, 2005, at a total cost of $2.4 million, or an average of $17.93 per share. At June 30, 2005, 786,350 shares remain to be repurchased under the current stock repurchase program. Through June 30, 2005, the Company had repurchased approximately 47 percent of the common shares issued in connection with the Company’s initial public offering at a cost of $111.6 million.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Flushing Financial Corporation is the holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the Federal Deposit Insurance Corporation (FDIC). The Bank conducts its business through ten banking offices located in Queens, Brooklyn, Manhattan and Nassau County.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company’s web site at http://www.flushingsavings.com.

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Flushing Financial Corporation	July 19, 2005 – Page Six

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in Thousands Except Per Share Data)

(Unaudited)

	June 30,	December 31,
	2005	2004
ASSETS
Cash and due from banks	$14,025	$14,661
Securities available for sale:
Mortgage-backed securities	351,304	395,629
Other securities	39,069	40,116
Loans:
Multi-family residential	738,702	646,922
Commercial real estate	374,561	334,048
One-to-four family - mixed-use property	405,965	332,805
One-to-four family - residential	146,559	151,737
Co-operative apartments	2,454	3,132
Construction	39,340	31,460
Small Business Administration	8,377	5,633
Commercial business and other	16,897	12,505
Net unamortized premiums and unearned loan fees	6,864	4,798
Allowance for loan losses	(6,535)	(6,533)
Net loans	1,733,184	1,516,507
Interest and dividends receivable	9,956	8,868
Bank premises and equipment, net	7,383	7,558
Federal Home Loan Bank of New York stock	29,160	22,261
Bank owned life insurance	25,963	25,399
Goodwill	3,905	3,905
Other assets	25,038	23,140
Total assets	$2,238,987	$2,058,044

LIABILITIES
Due to depositors:
Non-interest bearing	$58,018	$49,540
Interest-bearing:
Certificate of deposit accounts	725,860	703,314
Passbook savings accounts	238,692	216,772
Money market accounts	238,932	258,235
NOW accounts	43,316	48,463
Total Interest-bearing deposits	1,246,800	1,226,784
Mortgagors' escrow deposits	21,898	16,473
Borrowed funds	722,723	584,736
Other liabilities	20,906	19,858
Total liabilities	2,070,345	1,897,391

STOCKHOLDERS' EQUITY
Preferred stock ($0.01 par value; 5,000,000 shares authorized;
none issued)	-	-
Common stock ($0.01 par value; 40,000,000 shares authorized;
19,456,696 shares issued at June 30, 2005 and
December 31, 2004; 19,275,807 shares and 19,232,248
shares outstanding at June 30, 2005 and
December 31, 2004, respectively)	195	195
Additional paid-in capital	38,011	37,187
Treasury stock (180,889 shares and 224,448 shares at
June 30, 2005 and December 31, 2004, respectively)	(3,190)	(3,893)
Unearned compensation	(4,641)	(5,117)
Retained earnings	140,062	133,290
Accumulated other comprehensive loss, net of taxes	(1,795)	(1,009)
Total stockholders' equity	168,642	160,653

Total liabilities and stockholders' equity	$2,238,987	$2,058,044

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Flushing Financial Corporation	July 19, 2005 – Page Seven

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in Thousands Except Per Share Data)

(Unaudited)

	For the three months		For the six months
	ended June 30,		ended June 30,
	2005	2004	2005	2004
Interest and dividend income
Interest and fees on loans	$28,236	$24,291	$54,501	$47,846
Interest and dividends on securities:
Interest	4,160	5,162	8,522	10,585
Dividends	81	85	162	172
Other interest income	9	23	17	63
Total interest and dividend income	32,486	29,561	63,202	58,666

Interest expense
Deposits	8,088	6,939	15,771	13,947
Other interest expense	7,236	5,761	13,396	11,447
Total interest expense	15,324	12,700	29,167	25,394

Net interest income	17,162	16,861	34,035	33,272
Provision for loan losses	-	-	-	-
Net interest income after provision for loan losses	17,162	16,861	34,035	33,272

Non-interest income
Loan fee income	607	557	1,137	1,014
Banking services fee income	353	387	736	828
Net gain on loans held for sale	142	88	142	180
Net gain on sale of loans	-	-	19	-
Net loss on sale of securities	-	(16)	-	(16)
Federal Home Loan Bank stock dividends	268	96	432	189
Bank owned life insurance	285	291	564	580
Other income	206	212	346	316
Total non-interest income	1,861	1,615	3,376	3,091

Non-interest expense
Salaries and employee benefits	4,413	4,358	8,691	9,506
Occupancy and equipment	1,011	783	1,974	1,644
Professional services	839	910	1,779	1,700
Data processing	534	474	1,069	1,003
Depreciation and amortization	398	368	801	725
Other operating expenses	2,165	1,616	3,649	3,220
Total non-interest expense	9,360	8,509	17,963	17,798

Income before income taxes	9,663	9,967	19,448	18,565

Provision for income taxes
Federal	2,991	2,919	5,985	5,611
State and local	778	968	1,600	1,629
Total taxes	3,769	3,887	7,585	7,240
Net income	$5,894	$6,080	$11,863	$11,325

Basic earnings per share	$0.34	$0.35	$0.68	$0.65
Diluted earnings per share	$0.33	$0.34	$0.66	$0.62
Dividends per share	$0.10	$0.09	$0.20	$0.17

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Flushing Financial Corporation	July 19, 2005 – Page Eight

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in Thousands Except Share Data)

(Unaudited)

	At or For the Three Months				At or For the Six Months
	Ended June 30,				Ended June 30,
	2005		2004		2005		2004
Per Share Data
Basic earnings per share	$0.34		$0.35		$0.68		$0.65
Diluted earnings per share	$0.33		$0.34		$0.66		$0.62
Average number of shares outstanding for:
Basic earnings per share computation	17,487,183		17,438,582		17,482,682		17,407,720
Diluted earnings per share computation	17,937,463		18,093,475		17,969,690		18,120,982
Book value per share (based on 19,275,807
and 19,227,983 shares outstanding at
June 30, 2005 and 2004, respectively)	$8.75		$7.80		$8.75		$7.80

Average Balances
Total loans, net	$1,669,923		$1,360,306		$1,607,880		$1,329,455
Total interest-earning assets	2,076,587		1,908,401		2,025,450		1,881,166
Total assets	2,178,294		2,001,291		2,124,827		1,978,047
Total due to depositors	1,232,722		1,171,614		1,227,368		1,163,044
Total interest-bearing liabilities	1,942,541		1,789,261		1,893,408		1,767,727
Stockholders' equity	162,092		149,663		160,897		148,850

Performance Ratios (1)
Return on average assets	1.08%		1.22%		1.12%		1.15%
Return on average equity	14.54		16.25		14.75		15.22
Yield on average interest-earning assets	6.26		6.20		6.24		6.24
Cost of average interest-bearing liabilities	3.16		2.84		3.08		2.87
Interest rate spread during period	3.10		3.36		3.16		3.37
Net interest margin	3.31		3.53		3.36		3.54
Non-interest expense to average assets	1.72		1.70		1.69		1.80
Efficiency ratio	49.20		46.01		48.02		48.92
Average interest-earning assets to average
interest-bearing liabilities	1.07	X	1.07	X	1.07	X	1.06	X

(1)	Ratios for the quarters and six months ended June 30, 2005 and 2004 are presented on an annualized basis.

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Flushing Financial Corporation	July 19, 2005 – Page Nine

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in Thousands)

(Unaudited)

	June 30, 2005	December 31, 2004

Selected Financial Ratios and Other Data

Regulatory capital ratios (for Flushing Savings Bank only):
Tangible capital (minimum requirement = 1.5%)	7.84%	7.89%
Leverage and core capital (minimum requirement = 3%)	7.84	7.89
Total risk-based capital (minimum requirement = 8%)	13.52	14.01

Capital ratios:
Average equity to average assets	7.44%	7.56%
Equity to total assets	7.53	7.81

Asset quality:
Non-performing loans	$1,577	$911
Non-performing assets	1,577	911
Net (recoveries) charge-offs	(2)	20

Asset quality ratios:
Non-performing loans to gross loans	0.09%	0.06%
Non-performing assets to total assets	0.07	0.04
Allowance for loan losses to gross loans	0.38	0.43
Allowance for loan losses to non-performing assets	414.33	717.29
Allowance for loan losses to non-performing loans	414.33	717.29

Full-service customer facilities	10	10

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Flushing Financial Corporation	July 19, 2005 – Page Ten

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

NET INTEREST MARGIN

(Dollars in Thousands)

(Unaudited)

	For the three months ended June 30,
	2005				2004
	Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost
Assets	(Dollars in thousands)
Interest-earning assets:
Mortgage loans, net (1)	$1,647,295	$27,877	6.77%		$1,350,029	$24,128	7.15%
Other loans, net (1)	22,628	359	6.35		10,277	163	6.34
Total loans, net	1,669,923	28,236	6.76		1,360,306	24,291	7.14
Mortgage-backed securities	365,713	3,876	4.24		469,289	4,731	4.03
Other securities	39,346	365	3.71		67,186	516	3.07
Total securities	405,059	4,241	4.19		536,475	5,247	3.91
Interest-earning deposits and
federal funds sold	1,605	9	2.24		11,620	23	0.79
Total interest-earning assets	2,076,587	32,486	6.26		1,908,401	29,561	6.20
Other assets	101,707				92,890
Total assets	$2,178,294				$2,001,291

Liabilities and Equity
Interest-bearing liabilities:
Deposits:
Passbook accounts	$223,348	343	0.61		$220,319	274	0.50
NOW accounts	44,865	55	0.49		44,208	56	0.51
Money market accounts	247,808	1,423	2.30		292,069	1,286	1.76
Certificate of deposit accounts	716,701	6,254	3.49		615,018	5,311	3.45
Total due to depositors	1,232,722	8,075	2.62		1,171,614	6,927	2.36
Mortgagors' escrow accounts	31,324	13	0.17		23,435	12	0.20
Total deposits	1,264,046	8,088	2.56		1,195,049	6,939	2.32
Borrowed funds	678,495	7,236	4.27		594,212	5,761	3.88
Total interest-bearing liabilities	1,942,541	15,324	3.16		1,789,261	12,700	2.84
Non interest-bearing deposits	53,841				45,708
Other liabilities	19,820				16,659
Total liabilities	2,016,202				1,851,628
Equity	162,092				149,663
Total liabilities and equity	$2,178,294				$2,001,291

Net interest income /
net interest rate spread		$17,162	3.10%			$16,861	3.36%

Net interest-earning assets /
net interest margin	$134,046		3.31%		$119,140		3.53%

Ratio of interest-earning assets to
interest-bearing liabilities			1.07	X			1.07	X

(1)

Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $1.0 million and $1.2 million for the three-month periods ended June 30, 2005 and 2004, respectively.

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Flushing Financial Corporation	July 19, 2005 – Page Eleven

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES

NET INTEREST MARGIN

(Dollars in Thousands)

(Unaudited)

	For the six months ended June 30,
	2005				2004
	Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost
Assets	(Dollars in thousands)
Interest-earning assets:
Mortgage loans, net (2)	$1,587,005	$53,854	6.79%		$1,319,429	$47,533	7.21%
Other loans, net (2)	20,875	647	6.20		10,026	313	6.24
Total loans, net	1,607,880	54,501	6.78		1,329,455	47,846	7.20
Mortgage-backed securities	376,484	7,968	4.23		473,175	9,703	4.10
Other securities	39,513	716	3.62		63,005	1,054	3.35
Total securities	415,997	8,684	4.18		536,180	10,757	4.01
Interest-earning deposits and
federal funds sold	1,573	17	2.16		15,531	63	0.81
Total interest-earning assets	2,025,450	63,202	6.24		1,881,166	58,666	6.24
Other assets	99,377				96,881
Total assets	$2,124,827				$1,978,047

Liabilities and Equity
Interest-bearing liabilities:
Deposits:
Passbook accounts	$219,714	610	0.56		$218,700	544	0.50
NOW accounts	45,510	112	0.49		43,088	108	0.50
Money market accounts	250,380	2,634	2.10		294,675	2,776	1.88
Certificate of deposit accounts	711,764	12,388	3.48		606,581	10,495	3.46
Total due to depositors	1,227,368	15,744	2.57		1,163,044	13,923	2.39
Mortgagors' escrow accounts	27,231	27	0.20		20,218	24	0.24
Total deposits	1,254,599	15,771	2.51		1,183,262	13,947	2.36
Borrowed funds	638,809	13,396	4.19		584,465	11,447	3.92
Total interest-bearing liabilities	1,893,408	29,167	3.08		1,767,727	25,394	2.87
Non interest-bearing deposits	51,103				43,155
Other liabilities	19,419				18,315
Total liabilities	1,963,930				1,829,197
Equity	160,897				148,850
Total liabilities and equity	$2,124,827				$1,978,047

Net interest income /
net interest rate spread		$34,035	3.16%			$33,272	3.37%

Net interest-earning assets /
net interest margin	$132,042		3.36%		$113,439		3.54%

Ratio of interest-earning assets to
interest-bearing liabilities			1.07	X			1.06	X

(2)

Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $1.9 million and $2.2 million for the six-month periods ended June 30, 2005 and 2004, respectively.

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